Exhibit 99.1

For Immediate Release	Contacts:
(Media) Paul Jacobson (303) 268-6426
(Media) Erica Stull (303) 268-6502
(Investor Relations) Jeff Lawton (303) 268-6419

Adelphia Files Amended Plan of Reorganization

Greenwood Village, Colo., February 4, 2005 – Adelphia Communications Corporation (OTC: ADELQ) today filed an amended plan of reorganization with the U.S. Bankruptcy Court for the Southern District of New York, together with the related amended disclosure statement.

Among other things, the amended plan formally facilitates the sale process by allowing for the distribution of sale consideration to Adelphia’s creditors upon a sale of all or a portion of Adelphia’s assets.  At the same time, the plan preserves Adelphia’s ability to emerge from Chapter 11 bankruptcy as an independent entity.  The amended plan also adds provisions designed to facilitate potential compromises of outstanding inter-creditor disputes and governmental settlement demands in the context of a potential global settlement.

“Our goal of maximizing value for all constituents remains our number one priority, and to that end, we remain focused on the dual track of selling the Company or emerging from bankruptcy as an independent company,” said Bill Schleyer, chairman and CEO of Adelphia. “Today’s filing reflects our continued progress towards this goal and evidences our efforts to balance input from our many constituents.”

As previously announced, Adelphia is conducting a sale process for the Company as a whole or in seven strategic clusters.  The Company is in the process of reviewing bids received in its sale process and anticipates, following negotiations with the bidders, announcing the results of the sale process sometime before the end of the first quarter.

Copies of the amended plan of reorganization and the amended disclosure statement are available on the Adelphia corporate web site at http://www.adelphia.com/about/por.cfm.

About Adelphia

Adelphia Communications Corporation (OTC: ADELQ) is the fifth-largest cable television company in the country.  It serves customers in 31 states and Puerto Rico, and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

Cautionary Statement Regarding Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding Adelphia Communications Corporation’s and its subsidiaries’ and affiliates’ (collectively, the “Company”) expected future financial position, results of operations, cash flows, process for sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and in the Company’s Amended Disclosure Statement, the Company’s pending bankruptcy proceeding and its ongoing sale process, results of litigation against the Company and government investigations of the Company, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, results and impacts of the process to sell the Company or its assets, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, and changes in general economic conditions.  Many of these factors are outside of the Company’s control.

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